COLLATERAL MORTGAGE
THIS COLLATERAL MORTGAGE made this    26th    day of July, 2016.
IN PURSUANCE OF THE ENACTMENTS RESPECTING SHORT FORMS OF INDENTURES.
BETWEEN:
AQUA BOUNTY CANADA INC., a body corporate, duly incorporated under the laws of the Province of Newfoundland and Labrador
(hereinafter called the “Mortgagor”)
OF THE FIRST PART;
AND:
PRINCE EDWARD ISLAND CENTURY 2000 FUND INC., a body corporate, duly incorporated by a special Act of the Prince Edward Island Legislature, with head office in the City of Charlottetown, in Queens County, Province of Prince Edward Island
(hereinafter called the “Mortgagee”)
OF THE SECOND PART.
WHEREAS the Mortgagor is indebted to the Mortgagee;
AND WHEREAS the Mortgagee has demanded from the Mortgagor additional security for payment to the Mortgagee on demand of all money and liabilities, whether direct or contingent, now or hereafter owing or incurred from or by the Mortgagor to the Mortgagee;
NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and of the Mortgagee agreeing to deal with the Mortgagor in the way of its business as a lending institution, the Mortgagor, who conveys as beneficial owner, doth grant a Mortgage unto the Mortgagee, its successors and assigns forever, over all and singular all the lands and premises described in the Schedule hereto annexed and marked “A”, TOGETHER with all and every the rights, privileges, easements, advantages and appurtenances wheresoever to the said hereditaments belonging or in anywise pertaining or thereunto now or heretofore holden, used, occupied or enjoyed; TO HAVE AND TO HOLD the said messuages and tenements, lands and hereditaments and all and singular other the premises hereinbefore granted, appointed and released or expressed and intended so to be with their appurtenances UNTO AND TO THE USE OF the Mortgagee, its successors and assigns forever.
The Mortgagor and the Mortgagee covenant and agree with each other that the provisions of this Indenture added to the short form clause shall not derogate from the Mortgagee’s rights under the long clauses in The Enactments Respecting Short Forms of Indentures but shall be in addition thereto or in substitution for part or parts thereof as the Mortgagee may elect and all shall have the force of covenants.
PROVIDED THIS MORTGAGE TO BE VOID on payment by the Mortgagor on demand of all money and liabilities, whether direct or contingent, now or hereafter owing or incurred from or by the Mortgagor, whether as principal or surety, whether alone or jointly with any other person, and in whatever name, style or firm arising from dealings between the Mortgagee and the Mortgagor and all interests, damages, costs, charges and expenses which may become due or payable to the Mortgagee or may be paid or incurred by the Mortgagee upon or in respect to the said money and liabilities or any part thereof, all premiums of insurance upon the buildings upon the said lands which may be paid by the Mortgagee and taxes (the foregoing being hereinafter referred to as the “Indebtedness”), and performance of statute labour and observance and performance of all covenants, provisos and conditions herein contained.
IT IS UNDERSTOOD AND AGREED that these presents shall stand as continuing security for the payment of the Indebtedness.
THIS MORTGAGE shall continue to be operative and binding and shall not be considered satisfied or discharged notwithstanding that, at any time or times, the account operated by the Mortgagor at the Mortgagee may be inactive and that there may be no present indebtedness at such time or times owing by the Mortgagor or that there may be any intermediate payments of the whole or any part of the Indebtedness from time to time made to the Mortgagee or any settlements of accounts effected for any other thing whatsoever done, suffered or operated.
UPON payment by the Mortgagor of the present Indebtedness at any time owing by the Mortgagor to the Mortgagee and upon observance and performance by the Mortgagor of all covenants, provisions and conditions herein contained then to be observed and performed by the Mortgagor and upon written request of the Mortgagor delivered to the Mortgagee for a Satisfaction of Mortgage to this Mortgage, which written request and its delivery to the Mortgagee is a condition to be performed by the Mortgagor under this Mortgage before this Mortgage shall be void. The Mortgagee shall at the expense of the Mortgagor execute and deliver to the Mortgagor a Satisfaction of Mortgage to discharge this Mortgage. This Mortgage shall stand as a continuing security for payment of the Indebtedness until such request is so made and delivered by the Mortgagor to the Mortgagee.
AND FURTHER that the taking of this security shall not operate as a merger of the remedies of the Mortgagee for the payment of the Indebtedness or of other obligations or securities now or at any time hereafter held for the same or any part thereof but that for and notwithstanding these presents and anything herein contained the said remedies shall remain intact and be capable of enforcement against the Mortgagor and all other persons liable in respect of the Indebtedness and other obligations or securities in the same manner and to the same extent as if these presents had not been executed.

THE MORTGAGOR covenants with the Mortgagee that the Mortgagor will pay the Indebtedness and will in all things abide by, observe and perform the above proviso, that the Mortgagor has a good title in fee simple to the said lands and that it has the right to convey the said lands to the Mortgagee and that on default the Mortgagee shall have quiet possession of the lands free from encumbrances and the Mortgagor will execute such further assurances of the said lands as may be requisite, and that the Mortgagor will execute as well before as after default; and the Mortgagor has done no act to encumber the said lands save as aforesaid; and that the Mortgagor will pay all taxes, charges and assessments, municipal, local, parliamentary and otherwise that may at any time be imposed on the said lands or any part thereof, or on the Mortgagee, its successors and assigns, on account thereof or of said redemption moneys, and that the said lands shall stand charged with and for such payments and the making thereof, and the Mortgagor will insure the buildings on the said lands to their full insurable value in dollars of lawful money of Canada; and the Mortgagor will assign and deliver up to the Mortgagee any policy or policies of insurance now existing upon the said buildings subject to the rights of any prior Mortgagee; and the Mortgagor doth release to the Mortgagee all its claims upon the said lands subject to the said proviso.
PROVIDED that the Mortgagee on default of payment for at least fifteen days may on at least four weeks’ notice enter on and lease or sell the said lands. Provided further that on default of payment for three months’ the foregoing power of entry, leasing and selling may be exercised by the Mortgagee without any notice whatsoever.
THE MORTGAGOR hereby covenants and agrees with the Mortgagee that, without prejudice to the powers under the foregoing proviso, the Mortgagee, in the event of default by the Mortgagor in payment of the Indebtedness or any part thereof, may sell the said lands or any part thereof by public auction or private sale for such price as can reasonably be obtained therefor and on such terms as to credit and otherwise and with such conditions of sale and stipulations as to title or evidence or commencement of title or otherwise as it shall in its discretion deem proper, and in that event of any sale on credit or for part cash and part credit, the Mortgagee shall not be accountable for or be charged with any moneys until actually received; and the Mortgagee may rescind or vary any contract for sale and may buy in and re-sell the mortgaged lands or any part thereof without being answerable for loss occasioned thereby; and no purchaser shall be bound to inquire into the legality, regularity or propriety of any sale or be affected by notice of any irregularity or impropriety; and no lack of default or want of notice or other requirement or any irregularity or impropriety of any kind shall invalidate any sale hereunder but the Mortgagee alone shall be responsible; and the Mortgagee may sell without entering into actual possession of the lands, and when it desires to take possession it may break locks and bolts and while in possession shall be accountable only for moneys which are actually received by it and sales may be made from time to time of parts of the mortgaged lands to satisfy any part of the Indebtedness, leaving the residue thereof secured hereunder on the remaining lands or may take proceedings to sell and may sell the said lands for part of the Indebtedness subject to the balance of the Indebtedness not yet due at the time of the said sale; and the Mortgagee may take sale proceedings hereunder notwithstanding that other mortgage proceedings have been taken or are then pending; and the proceeds of any sale hereunder may be applied firstly in payment of any costs, charges and expenses incurred in taking, recovering or keeping possession of the said lands or by reason of non-payment or procuring payments of the Indebtedness of any part thereof;
THE MORTGAGOR hereby attorns to and becomes tenant of the said lands to the Mortgagee from year to year from the date of the execution hereof during the term of this Mortgage and any renewal or renewals thereof at a rental equivalent to, applicable in satisfaction of, and payable at the same times as the payments of interest hereinbefore provided to be paid, the legal relation of landlord and tenant being hereby constituted between the Mortgagee and the Mortgagor; but it is agreed that neither the existence of this provision nor anything done by virtue hereof shall render the Mortgagee a mortgagee in possession or accountable for any moneys except those actually received by it, and the Mortgagee may on default of payment or on breach of any of the covenants in this Mortgage contained enter upon the said lands and determine the tenancy hereby created without notice.
PROVIDED that the Mortgagee may distrain for arrears of any part of the Indebtedness. The Mortgagor hereby waives the right to claim exemption and agrees that the Mortgagee shall not be limited in the amount for which it may distrain.
THE MORTGAGOR covenants with the Mortgagee that it will keep the said lands and buildings, fixtures and improvements thereon or hereafter brought or erected thereon in good condition and repair according to the nature and description thereof respectively, and that the Mortgagee may, whenever it deems it necessary, by its surveyor or agent, enter upon and inspect the said lands and the reasonable cost of such inspection shall be added to the Indebtedness, and that if the Mortgagor or those claiming under it neglect to keep the said lands, fixtures and improvements in good condition and repair or commit any act of waste on the said lands or do anything by which the value of the said lands shall be diminished, as to all of which the Mortgagee shall be the sole judge, or make default as to any of the covenants or provisos herein contained, the Indebtedness shall, at the option of the Mortgagee, forthwith become due and payable, and in default of payment thereof the powers of entering upon and leasing or selling hereby given may be exercised forthwith; and the Mortgagee may make such repairs as it deems necessary and the cost thereof with interest thereon shall be a charge upon the said lands prior to all claims thereon subsequent to these presents.
PROVIDED that until default of payment the Mortgagor shall have quiet possession of the said lands.
IT IS FURTHER AGREED by and between the parties hereto that the Mortgagee may at its discretion at all times release any part or parts of the said lands or any other security or any surety for the Indebtedness or any part thereof either with or without any sufficient consideration therefor, without responsibility therefor and without thereby releasing any other part of the said lands or any person from this Mortgage or from any of the covenants herein contained and without being accountable to the Mortgagor for the value thereof or for any money except that actually received by the Mortgagee, it being expressly agreed that every part or lot into which the mortgaged lands are or may hereafter be divided does and shall stand charged with the whole of Indebtedness. PROVIDED that no extension of time given by the Mortgagee to the Mortgagor or anyone claiming under the Mortgagee or any other dealing by the Mortgagee with the owner or owners of the equity of redemption of the said lands or of any part thereof shall in any way affect or prejudice the rights of the Mortgagee against the Mortgagor or any other person liable for the payment of the Indebtedness or any parts thereof;
PROVIDED that no sale or other dealing by the Mortgagor with the equity of redemption in the said lands or any part thereof shall in any way change the liability of the Mortgagor or in any way alter the rights of the Mortgagee as against the Mortgagor or any other person liable for payment of the Indebtedness or any part thereof.
PROVIDED and it is hereby further agreed by and between the parties hereto that should default be made by the Mortgagor in the observance or performance of any of the covenants, provisos, agreements or conditions contained in any mortgage to which this mortgage is subject, then, and in that event, the Indebtedness shall forthwith become due and be payable at the option of the Mortgagee and all the powers in and by this mortgage conferred shall become exercisable forthwith without any notice.
IT IS FURTHER understood and agreed between the parties hereto that any moneys received by the Mortgagee under and by virtue of this mortgage, whether by sale or lease of the property mortgaged or any part thereof or otherwise, and any moneys received by the Mortgagee under or by virtue of any other security now or hereafter held in connection with the Indebtedness or any part thereof, may be applied from time to time by the Mortgagee upon such part or parts of the Indebtedness as the Mortgagee may think best.
PROVIDED that the taking of a judgment or judgments against the Mortgagor on any of the covenants herein contained shall not operate as a merger of the said covenants or affect the Mortgagee’s right to interest on the amount of the Indebtedness at the rate payable by the Mortgagor to the Mortgagee, and further that any such judgment may provide that interest thereon shall be computed at the same rate until such judgment shall have been fully paid and satisfied.
AND it is hereby declared and agreed by and between the parties hereto that all rights, advantages, privileges, immunities, powers and remedies hereby secured to the Mortgagee shall be equally secured to and exercisable by its successors and assigns; that all covenants and liabilities entered into or imposed hereunder upon the Mortgagor shall be equally binding upon the heirs, executors, administrators and assigns or successors and assigns of the Mortgagor as the case may be; and that all the provisions hereof shall have effect, any statute to the contrary notwithstanding.
Notwithstanding anything herein to the contrary, the Mortgagee shall not be required to disburse all or any further part of any principal sum at any time or times and the whole of any principal sum may, at the Mortgagee’s option, become immediately due and payable:

(a)	if an event of default has occurred or an event which, with the lapse of time or with notice and lapse of time specified herein would become an event of default, shall have occurred and be continuing;

(b)	if, in the opinion of the Mortgagee, there has been any material adverse change in the business, assets or financial condition of the Mortgagor;

(c)
if there is any action, proceeding or investigation pending or threatened against the Mortgagor, which would in the opinion of the Mortgagee, if successful, have a material adverse effect on the Mortgagor;

(d)	if there is or has been any material discrepancy or inaccuracy in any written or oral representations, statements or information made or furnished to the Mortgagee at any time;

(e)	if, in the opinion of the Mortgagee, any money loaned has not been, or is not being applied for the purpose to which it was advance, or if the security materially depreciates in value.
Any one or more of the following events shall constitute an event of default (whether any such event of default shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative governmental body):

(a)	the failure by the Mortgagor to make any payment within fifteen (15) days after its due date;

(b)	the failure by the Mortgagor to repay the balance outstanding of any principal sum on its maturity date;

(c)	the failure by the Mortgagor to perform or observe any of the covenants, conditions or agreements to be performed or observed by the Mortgagor under the terms hereof;

(d)	default by the Mortgagor hereunder, which default shall continue unremedied for a period of fifteen (15) days after written notice thereof by the Mortgagee to the Mortgagor;

(e)
the making of any representation or warranty by the Mortgagor in the application or under any document or certificate furnished to the Mortgagee in connection herewith or pursuant hereto which shall prove at any time to be materially incorrect, as of the date made;

(f)	the making by the Mortgagor of a proposal or general assignment for the benefit of their creditors or other acknowledgement of the Mortgagor’s insolvency;

(g)	the appointment of a receiver, receiver-manager or receiver and manager of the Mortgagor or any part of its property or assets;

(h)
the enforceability of any execution, sequestration, judgment or any other process of any court against the Mortgagor or the levy of a distress or analogous process upon the Mortgagor’s property or assets or any part thereof unless the execution, sequestration, judgment or other process, against the Mortgagor or distress or analogous process is in good faith contested by the Mortgagor and the Mortgagor gives adequate security to the Mortgagee to pay in full the amount claimed;

(i)
if the Mortgagee is of the reasonable opinion that the security is in danger of being sold or removed, except as permitted hereunder, or if the Mortgagee is of the reasonable opinion that the security is not adequate for the purposes of security the loan hereunder;

(j)
the failure by the Mortgagor to perform or observe any of the covenants, conditions or agreement to be performed or observed by the Mortgagor pursuant to any letters of offer and/or loan agreements entered into between the Mortgagor and the Mortgagee in respect of the Indebtedness.

IT IS FURTHER declared and agreed that in these presents, unless there is something in the context inconsistent therewith, any words importing the singular shall include the plural and words importing person shall include firms and corporations, and these presents shall be construed accordingly.

NO REMEDY conferred on the Mortgagee by this instrument or otherwise shall be deemed exclusive of any other remedy. Each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity and may be exercised from time to time as often as it is deemed expedient.
IN WITNESS WHEREOF the corporate seal of the Mortgagor was hereunto affixed by its duly authorized signing officer(s) who signed in authentication thereof on day and year first above written.

SIGNED SEALED & ATTESTED TO in the presence of:	AQUA BOUNTY CANADA INC.
	Per:	/s/ David A. Frank
/s/ Christopher H. Martin		DAVID A. FRANK
A NOTARY PUBLIC IN AND FOR THE
COMMONWEALTH OF MASSACHUSETTS

C A N A D A
PROVINCE OF PRINCE EDWARD ISLAND

AFFIDAVIT OF SPOUSAL STATUS OR INTEREST
I, DAVID A. FRANK, of West Concord, in the Commonwealth of Massachusetts, United States of America,
MAKE OATH AND SAY AS FOLLOWS:
1.    I am the Secretary/Treasurer of the Mortgagor named in the annexed Indenture and am of the full age of eighteen (18) years.
2.    Aqua Bounty Canada Inc. is a resident of Canada within the meaning of the Income Tax Act (Canada).
3.    For the purpose of this Affidavit, “Act” means the Family Law Act, S.P.E.I. 1995, c.12; “family home” means every property in which a married person has an interest and that is or, if the spouses are living separate and apart, was at the time of separation ordinarily occupied by the person and his or her spouse as their family residence; “property” means the lands described in the Schedule to the annexed Indenture; and “spouse” means an individual who, in respect of another person, (i) is married to the other person, or (ii) has entered into a marriage with the other person that is voidable or void.
4.    The property is not now the subject of a Court Order, interim or otherwise, made pursuant to the Act.
5.    The property has never been occupied by myself, my spouse or any other person (or their spouses) who is associated with or is a shareholder of the corporate grantor as a family home.

SWORN TO before me at Maynard, in the Commonwealth of Massachusetts, this 26th day of July, 2016. /s/ Christopher H. Martin	/s/ David A. Frank
A NOTARY PUBLIC IN AND FOR THE COMMONWEALTH OF MASSACHUSETTS	DAVID A. FRANK

SCHEDULE “A”
PID 151639
Parcel 1
ALL THAT TRACT, PIECE OR PARCEL OF LAND situate, lying and being at Bay Fortune in Lot or Township No. 43 in Kings County, Province of Prince Edward Island, bounded and described as follows, that is to say:
COMMENCING at a post set at the Northwest corner of the hedge of Elmer Harris in the boundary line dividing the lands of Albert Burke and Chester Burke and that of the said Elmer Harris;
AND RUNNING THENCE at right angles North by the Magnetic Meridian of the year 1784 to the Southern side of the road leading from the buildings of the said Albert Burke and Chester Burke to the Main Road along the shore or for a distance of eight (8) chains and eighty-four (84) links;
THENCE Southeasterly along the Southern side of the road and along the Main Road for the distance of Six (6) chains and Eighty (80) links or until it reaches the Northwest corner post of land in possession of Howard Dingwell;
THENCE Southwardly along the said Howard Dingwell's Western boundary four (4) chains and twenty-eight (28) links to the said Elmer Harris's Northern boundary;
THENCE West along the said Elmer Harris's Northern boundary four (4) chains and eight-five
(85) links to the place of commencement, and containing three and one-tenth (3 1/10) acres of land a little more or less.
BEING the land described in a Deed from the Estate of Alton G. Wentworth to Joanne Wentworth, dated the 28th day of December, A.D. 1989 and registered In the Kings County Registry Office on the 10th day of January, A.D. 1990 as Document No. 5, Liber 235, Folio 4.
SUBJECT to a Boundary Line Agreement between Sefton Dixon and Paul Deveau and Leona Jackson dated October 29, 1993 and registered in the Kings County Registry Office on November 16, 1993 in Liber 282, Folio 24.
EXCEPTING AND RESERVING THEREOUT AND THEREFROM all that tract, piece and parcel of land situate, lying and being at Bay Fortune on Township No. 43, in Kings County, in the Province of Prince Edward Island, bounded and described as follows, that is to say:
COMMENCING at a calculated point designated as No. 553 on the Plan of Survey entitled "PLAN OF SURVEY SHOWING PARCELS A & B BEING A SUBDIVISION OF LANDS OF AQUA BOUNTY CANADA INC. & JOHN DOUGLAS (JACKIE) TOWNSEND RESPECTIVELY", prepared by Island
Surveying & Engineering (ISE Ltd.), drawing No. 4060-3, dated June 1, 2004, approved by the Department of Community and Cultural Affairs, dated July 5th, 2004, as case No. 32143A and having coordinates E. 660593.60, N. 365337.20;
THENCE on an azimuth of 163º 30' 17" for the distance of 287.77 feet to a calculated point designated as No. 554 on the aforesaid plan;
THENCE on an azimuth of 249º 52' 25" for the distance of 2.75 feet to a calculated point designated as No. 532 on the aforesaid plan;
THENCE on an azimuth of 253º 29' 03" for the distance of 2.65 feet to a calculated point designated as No. 541 on the aforesaid plan;
THENCE on an azimuth of 343º 30' 17" for the distance of 289.00 feet to a calculated point designated as No. 552 on the aforesaid plan;
THENCE on an azimuth of 84º 29' 30" for the distance of 5.50 feet to the calculated point designated as No. 553 on the aforesaid plan.
Being Parcel A on the aforesaid plan.
Being the lands and premises described in a Deed of Conveyance from AQUA Bounty Canada Inc. to John Douglas (Jackie) Townshend registered in the Kings County Registry Office on July 29, 2004, Book 522, Page 24, Document 1741.

SUBJECT to an easement as described in a Deed or Grant of Easement dated November 1, 2007, from AQUA Bounty Canada Inc. to Mark Haines and Margaret Haines registered in the Kings County Registry Office on January 28, 2009, Book 2068, Document 172.
Parcel 2
ALL that tract, piece and parcel of land situate, lying and being at Bay Fortune on Township No. 43, in the Province of Prince Edward Island, bounded and described as follows, that is to say:
COMMENCING at a calculated point designated as No. 542 on the Plan of Survey entitled "PLAN OF SURVEY SHOWING PARCELS A & B BEING A SUBDIVISION OF LANDS OF AQUA BOUNTY CANADA INC. & JOHN DOUGLAS (JACKIE) TOWNSEND RESPECTIVELY", prepared by Island Surveying & Engineering (ISE Ltd.), drawing No. 4060-3, dated June 1, 2004, approved by the Department of Community and Cultural Affairs, dated July 5th, 2004, as case No. 32144 and having coordinates E. 660506.07, N. 365613.78;
THENCE on an azimuth of 163° 30' 17" for the distance of 289.00 feet to a calculated point designated as No. 552 on the aforesaid plan;
THENCE on an azimuth of 264° 29' 30" for the distance of 5.50 feet to a calculated point designated as No. 551 on the aforesaid plan;
THENCE on an azimuth of 343° 30' 17" for the distance of 289.00 feet to a calculated point designated as No. 550 on the aforesaid plan;
THENCE on an azimuth of 84° 29' 30" for the distance of 5.50 feet to the calculated point designated as No. 542 on the aforesaid plan.
Being Parcel B on the aforesaid plan.
Being the lands and premises described in a Deed of Conveyance dated July 28, 2004, from John Douglas (Jackie) Townshend to AQUA Bounty Canada Inc. and registered in the Kings County Registry Office on July 29, 2004, Book 522, Page 25, as Document 1742.

PID 849505
ALL THAT PARCEL OF LAND situate, lying and being in Lot or Township Number Fortythree (43), in Kings County, Province of Prince Edward Island, bounded and described as follows, that is to say:
COMMENCING at a legal survey marker set on the Eastern boundary of a Right-of-way as shown on a plan of survey showing 1 lot subdivision of property of Claude Dixon as prepared by Gulf Surveys Ltd. dated the 11th day of November A.D. 1996 as File and Drawing No. 4792; and approved by the Department of Provincial Affairs as # 16914A, for aquaculture use only, on February 27, 1997, said legal survey marker designated as No. 201 having the co-ordinates East 665234.98 and North 377053.20;
THENCE Northwestwardly on an azimuth of 342° 50' 53" for the distance of Four Hundred Seventy-one point six six feet (471.66') or to legal survey marker No.202 having the coordinates East 665095.88 and North 377503.88;
THENCE Southeastwardly on an azimuth of 94° 08' 14" for the distance of Five Hundred Twenty-seven point six five feet (527.65') or to legal survey marker No. 203 having the coordinates East 665622.16 and North 377465.81;
THENCE Southeastwardly on an azimuth of 162° 50' 53" for the distance of Three Hundred Eighty-five point six zero feet (385.60') or to legal survey marker No.200 having the co-ordinates East 665735.87 and North 377097.36;
THENCE Southwestwardly on an azimuth of 264° 57' 39" for the distance of Five Hundred Two point eight four feet (502.84') or to legal survey marker No. 201, said legal survey marker being the point set at the place of commencement.
BEING Lot 1 on the aforesaid survey plan; and
CONTAINING Four point eight four (4.84) acres of land.
TOGETHER WITH THE USE OF THE FOLLOWING RIGHT OF WAY to the Grantee and his heirs and assigns:
COMMENCING at a legal survey marker set on the Northern boundary of the road leading from Dingwells Mills to Souris as shown on a plan of survey showing 1 lot subdivision of property of Claude Dixon as prepared by Gulf Surveys Ltd., dated the 11th day of November A.D. 1996 as File and Drawing No. 4792; and approved by the Department of Provincial Affairs as #16914A for aquaculture use only on February 27, 1997, said legal survey marker designated as No. 120 having the co-ordinates East 665642.79 and North 375608.99;
THENCE Northwestwardly on azimuth of 342° 46' 59" for the distance of Five Hundred Forty-four point eight seven feet (544.87') or to calculated point No. 122 having the coordinates East 665481.51 and North 376129.45;
THENCE Northwestwardly on an azimuth of 340° 11' 13" for the distance of One Hundred forty-two point one two feet (142.12') or to calculated point No. 124 having the co-ordinates East 665433.34 and North 376263.15;
THENCE Northwestwardly on an azimuth of 347° 32' 35" for the distance of One Hundred Seventy-two point three five feet (172.35') or to calculated point No. 116 having the coordinates East 665396.16 and North 376431.45;
THENCE Northwestwardly on an azimuth of 342° 44' 26" for the distance of Three Hundred Eighty-nine point seven five feet (389.75') or to calculated point No. 11O having the co-ordinates East 665280.53 and North 376803.65;
THENCE Northwestwardly on an azimuth of 342° 51' 50" for the distance of Two Hundred Fifty-one point nine zero feet (251.90') or to calculated point No. 114 having the coordinates East 665206.31 and North 377044.36;
THENCE Northwestwardly on an azimuth of 342° 50' 53" for the distance of Sixty feet (60.0') or to calculated point No. 109 having the co-ordinates East 665188.61 and North 377101.70;
THENCE Northeastwardly on an azimuth of 72° 50' 53" for the distance of Thirty feet (30.0') or to calculated point No. 107 having the co-ordinates East 665217.28 and North 377110.54;

THENCE Southeastwardly on an azimuth of 162° 50' 53" for the distance of Sixty feet (60.0') or to legal survey marker No. 201 having the co-ordinates East 665234.98 and North 377053.20;
THENCE Southeastwardly on an azimuth of 162° 51' 50" for the distance of Two Hundred Fifty-one point eight seven feet (251.87') or to calculated point No. 104 having the coordinates East 665309.19 and North 376812.51;
THENCE Southeastwardly on an azimuth of 162° 44' 26" for the distance of Three Hundred Ninety point nine nine feet (390.99') or to calculated point No. 115 having the coordinates East 665425.19 and North 376439.13;
THENCE Southeastwardly on an azimuth of 167° 32' 35" for the distance of One Hundred Seventy-one point six seven feet (171.67') or to calculated point No. 121 having the coordinates East 665462.23 and North 376271.50;
THENCE Southeastwardly on an azimuth of 160° 11' 13" for the distance of One Hundred Forty point eight six feet (140.86') or to calculated point No. 123 having the co-ordinates East 665509.97 and North 376138.98;
THENCE Southeastwardly on an azimuth of 162° 46' 59" for the distance of Five Hundred Forty-six point eight four feet (546.84') or to calculated point No. 119 having the coordinates East 665671.83 and North 375616.64;
THENCE Southwestwardly following the arc of a curve of a radius of 2527.20' for the distance of Thirty point zero three feet (30.03') or to calculated point No. 120, said calculated point being the point set at the place of commencement.
BEING Parcel “A” on the aforesaid survey plan and being a 30' right-of-way.
CONTAINING 1.08 acres of land.

DATED:    July    26   , 2016
BETWEEN:
AQUA BOUNTY CANADA INC.
OF THE FIRST PART;
AND:
PRINCE EDWARD ISLAND CENTURY 2000 FUND INC.
OF THE SECOND PART.

OPEN-ENDED COLLATERAL MORTGAGE

Kaitlyn Angus
McInnes Cooper
141 Kent Street, Suite 300
Charlottetown, PE C1A 1N3
Tel 902.368.8473 | Fax 902.368.8346
Matter 137971
(24909372_1.doc)